Exhibit 99.3

MICT Q2 2019 Earnings Call

Wednesday, August 14, 2019

9:00 a.m. ET

Operator:

Thank you. Good morning and thank you for calling in to review MICT’s Second Quarter 2019 results. Management will provide an overview of the results.

Importantly, there is a slide presentation which management will use during their overview. This presentation can be found on the Investor Relations section of the company’s website, www.mict-inc.com, under Events and Presentations. You may also access a pdf copy of the presentation by clicking the link in the company’s press release regarding these financial results issued this morning and then clicking a second link labeled “Second Quarter 2019 Results.” Callers accessing the pdf copy of the presentation will need to manually scroll through the slides as management goes through the presentation.

I will now take a brief moment to read the Safe Harbor statement. During the course of this call, management will make express and implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. These forward-looking statements include, but are not limited to those statements regarding the timing of the expected closing of the additional $1.75 million in the funding announced in July 2019, the belief that Micronet Ltd.’s, sales with current customers reflect a sign of confidence and satisfaction from Micronet’s customer base, that MICT has a strong balance sheet with which to move forward with the planned completion of the definitive agreement with BNN Technology PLC, or BNN, Paragonex Ltd. and other third parties, and the belief that MICT and BNN, with a combined management team, expertise and connections in global markets, can achieve market leading positions in the technology markets they target.

Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this presentation are subject to other risks and uncertainties including those discussed in the risk factor section and elsewhere in the company’s annual report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission and in the company’s annual report on Form 10-Q for the quarter ended June 30, 2019 filed with the Securities and Exchange Commission.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

Important Additional Information Will be Filed with the SEC

On February 5, 2019, Global Fintech Holdings Ltd. (“GFH”) filed a registration statement on Form F-4 containing a proxy statement for MICT’s stockholders, a prospectus, and other important information in connection with the proposed business combination. MICT URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MICT, GFH, BNN Technology PLC, ParagonEX, Ltd., and other parties, the PROPOSED BUSINESS COMBINATION, AND OTHER RELATED MATTERS. investors and stockholders may obtain free copies of these materials with the SEC through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement by directing a request to: MICT, Inc., 28 West Grand Avenue, Suite 3, Montvale NJ 07645. Investors and stockholders are urged to read the proxy statement, prospectus and other relevant materials before making any voting or investment decision with respect to the proposed business combination.

Participants in Solicitation

MICT and its directors and executive officers, may be deemed to be participants in the solicitation of proxies for the special meeting of MICT’s stockholders to be held to approve the proposed business combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of MICT’s stockholders in connection with the proposed business combination are set forth in the proxy statement/prospectus. You can find information about MICT’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2018. After such filing, you can obtain free copies of these documents from MICT using the contact information above.

Please note that the date of this conference call is August 14, 2019 and any forward-looking statements that management makes today are based on assumptions that are reasonable as of this date. Except as otherwise required by law, the company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

On the call this morning, we have David Lucatz, Chairman, President and Chief Executive Officer of MICT, and Moran Amran, controller of MICT. And again, as a reminder, management will be referring to a slide presentation that can be accessed via the Investor Relations section of the company’s site or the link in the press release.

We will start with an opening message from David, who will give an overview of business developments for the three months ended June 30, 2019. Then, we will move to review the numbers with Moran. I will now turn the call over to David, who will begin the presentation on slide 5. Please go ahead, David.

David Lucatz:

Slide 5	Thank you, good morning everyone.

During the second quarter of 2019, we continued to advance towards completion of the acquisition agreement that MICT entered into in December of 2018 with BNN, Paragonex Ltd., and a group of funders. Just after the end of the second quarter, in July 2019, we announced signing of certain definitive agreements relating to the offering by MICT to separate investors of convertible notes and preferred stock, collectively totaling $9 million, with $7.25 million of this amount already having been received by MICT and the remaining $1.75 million expected in the next six weeks. The completion of $7.25 million to date has served as a significant milestone for the Company.

Pursuant to the convertible note offering, BNN invested $2 million in MICT, which instrument is contemplated to replace certain existing creditor instruments on more favorable terms.

Micronet Ltd., in which MICT holds a 39.53% voting stake, continued to receive sales contracts with current customers, which we believe is a clear sign of confidence and satisfaction from its customer base. Micronet’s orders during the second quarter totaled $3,600,000 for its 4th generation SmartHub hardware and its TREQ VMX platforms to existing customers, with $90,000 of the orders being recurring revenue. In addition, Micronet believes that the development of its next generation advance technologies the Tab8 and the SmartCam is currently proceeding as planned.

Slide 6	On Slide 6, we will review the second quarter 2019 financial results.

We would like remind our investors that MICT currently holds a 39.53% voting stake in Micronet, and therefore, based on U.S. GAAP rules, MICT no longer reports consolidated results due to its reduced ownership of Micronet effective March 1, 2019.

While Micronet had $3.6 million in sales for the three months ended June 30, 2019, revenue for MICT was $0 for the three months ended June 30, 2019, compared to $4.7 million for the three months ended June 30, 2018.

Gross loss was $0 for the three months ended June 30, 2019, compared to gross profit of $1.53 million for the three months ended June 30, 2018..

Research and development expense for the three months ended June 30, 2019 was $0, as compared to $505,000 for the three months ended June 30, 2018.

Selling, general and administrative expense was $670,000 for the three months ended June 30, 2019, as compared to $1.69 million for the three months ended June 30, 2018.

Net loss attributable to MICT was $1.1 million for the three months ended June 30, 2019 as compared to a net profit of $3.5 million i for the three months ended June 30, 2018.

I will now turn the call to Moran for a more detailed financial review.

Moran Amran:

Slide 7	Thank you David and good morning everyone. The next slide illustrates the revenues for both the three and six month periods ended June 30, 2019 as compared to the same periods in 2018. MICT reported $0 revenues for the three months ended June 30, 2019, as compared to $4.7 million during the same period in 2018. For the six months ended June 30, 2019, MICT reported $477,000 in revenues, as compared to $10.7 million in the same period of 2018.

Slide 8	Slide 8 provides a more detailed breakdown of the numbers.

Research and development expense for the three months ended June 30, 2019 was $0, compared to $505,000 for the three months ended June 30, 2018. Loss from operations was $670,000 for the three months ended June 30, 2019, compared to $883,000 for the three months ended June 30, 2018. Net loss attributable to MICT was $1.1 million for the three months ended June 30, 2019, compared to a net profit of $3.5 million for the three months ended June 30, 2018. On a per share basis, MICT reported a net loss of $0.10 per basic and diluted share from continued operations for the three months ended June 30, 2019, compared to a net loss of $0.14 per share from continued operations and a net profit of $0.52 per basic and diluted share from discontinued operations for the three months ended June 30, 2018.

Operating expenses for the six months ended June 30, 2019 were $2.14 million, compared to $4.83 million in the first six months of 2018. Loss from operations was $2.51 million in the six months ended June 30, 2019, compared to $1.58 million in the same period in 2018.

Net profit from loss of control in the first six months of 2019 was $299,000, compared to $0 million in the first six months of 2018.

Net loss attributable to MICT was $2.01 million in the first six months of 2019, compared to a net profit of $2.65 million in the first six months of 2018. On a per share basis, MICT reported a net loss of $0.19 per basic and diluted share from continued operations in the first six months of 2019, compared to a net loss of $0.25 per basic and diluted share from continued operations and a net profit per share of $0.54 from discontinued operations in the first six months of 2018.

Slide 9	Turning to slide 9, on our balance sheet we had $56,000 in cash and cash equivalents as of June 30, 2019. MICT’s cash and cash equivalents as of June 30, 2019 do not take into account the funds MICT received in July 2019 relating to the previously mentioned funding.

We have a $2.1 million deficit in working capital, and a deficit of $865,000 in shareholders’ equity as of June 30, 2019.

I will now turn the call back to David.

David Lucatz:

Summary	We are very pleased to have completed one or more closings in connection with the largest fundraising effort in MICT’s history to date. We currently have a strong balance sheet with which to move forward into the planned completion of our acquisition agreement with BNN and ParagonEx, among others. With our combined management teams, expertise and connections in global markets, we believe we can achieve market leading positions in the technology markets we target.

I would like to thank our dedicated employees.

Thanks and I look forward to speaking with you next quarter.

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